EXHIBIT 4.3


                         CFC DAILY LIQUIDITY PROGRAM

How to Make a Purchase

   Minimum Investment                          $50,000

   Minimum Transaction                         $50,000

   Minimum Balance                             $50,000

Interest Rate Information

   Interest Payment Calculation                Simple Interest (Actual/365)

   Rate Posting                                Daily

   Rate Level                                  Not less than CFC's 1 to 7
                                               day CP rate

   Rate Sources                                CFC's Money Desk
                                               @ 1-800-424-2954
                                               CFC's Website
                                               http://www.nrucfc.org

   Interest Accrual                            Daily

   Interest Credited                           Monthly, on the 2nd business
                                               day of the following month,
                                               directly into the account

Program Enrollment

   A "CFC Commercial Paper Investor Background Data" form must be on file. The form may be obtained by contacting the CFC Money Desk @
   1-800-424-2954

Purchases By Wire

   Participants may purchase under the program by wiring funds to the program

   Wire Transfer Routing
     Code for CFC's Daily                      071000013
     Fund Account at Bank One
     (Chicago, IL)

   The wire must include
       The name of the program                 CFC Daily Fund
       The member's name
       The member's alphanumeric ID number

   Funds received by 5:00pm ET will be credited on that day. Funds received after 5:00ET will be credited the next business day.

How To Make Investment Withdrawals/Liquidations

    Minimum Withdrawal                         $50,000

    Contacts for Withdrawal                    CFC's Money Desk
                                               @ 1-800-424-2954
                                               On-line request via the
                                               CFC Member's Extranet

    Contact for Liquidation                    CFC's Money Desk
                                               @ 1-800-424-2954

    Requests received by CFC before 11:00am ET, will be wired that business day. Requests received after 11:00am ET, will be wired the next business day.

    Instructions must include
       The name of the program                 CFC Daily Fund
       The member's name
       The member's alphanumeric ID number
       The routing code of the participant's bank
       The participant's account number at the bank